SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 08/31/2005
FILE NUMBER 811-2729
SERIES NO.: 8

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 22,319
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 13,383
              Personal Investment Class      $    698
              Cash Management Class          $ 14,530
              Reserve Class                  $     68
              Resource Class                 $  4,673
              Corporate Class                $     94

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0242
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0212
              Personal Investment Class      $000.0187
              Cash Management Class          $000.0234
              Reserve Class                  $000.0155
              Resource Class                 $000.0226
              Corporate Class                $000.0055

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class              999,480
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         750,817
              Personal Investment Class         38,023
              Cash Management Class            653,370
              Reserve Class                      4,640
              Resource Class                   230,722
              Corporate Class                   62,008